     POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that I, William D. McKnight, do constitute and appoint REMER Y. BRINSON III, THOMAS J. FLOURNOY, LISA HAYES, ROBERT C. SCHWARTZ and

JEFFREY A. BEKIARES my true and lawful attorney-in-fact, with full power of substitution,

for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Commission (the "SEC") and Section 16(a) of the Securities Exchange Act of

1934, as amended (the "Exchange Act"), any Form ID for the purpose of obtaining SEC filing codes on EDGAR or any successor system, and any report on Form 3, Form 4 or Form 5,

respecting the securities of Georgia-Caronlina Bancshares, Inc. (the "Company"), and to

file the same with the SEC, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities,

any amendments to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

 The authority of my attorney-in-fact shall be effective as long as I am required to file reports under Section 16(a) of the Exchange Act.

 I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the

Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16(a), and that neither the Company nor my attorney-in-fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

 This Power of Attorney revokes all previously filed Powers of Attorney regarding my filings under said Section 16(a).

 IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6 day of October, 2010.

        /s/ William D. McKnight

        Name: William D. McKnight

     ACKNOWLEDGMENT

 BEFORE me this 6 day of October, 2010, came William D. McKnight, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

        /s/ S. Denise Reed
        NOTARY PUBLIC

        State of Georgia

        My Commission Expires:

        November 20, 2010